EXHIBIT 10.10

           CONSTRUCTION AND INDEFEASIBLE RIGHT OF USE AGREEMENT
           ----------------------------------------------------

      THIS CONSTRUCTION AND INDEFEASIBLE RIGHT OF USE AGREEMENT (the "Agreement") is made as of this 17th day of June, 1997 (the "Effective Date"), by and between BecoCom, Inc., a Massachusetts corporation ("BecoCom"), and RCN-BecoCom, LLC, a Massachusetts limited liability company ("Carrier").

      WHEREAS, RCN Telecom Services, Inc. ("RCN") and Boston Energy Technology Group, Inc., a Massachusetts corporation ("BETG"), have entered into that certain Joint Venture Agreement (the "JV Agreement") dated as of December 23, 1996, as amended, setting forth the terms and conditions upon which RCN, through one of its affiliates, and BETG, acting through BecoCom, its indirect wholly-owned subsidiary, have organized Carrier to: (i) create, own and operate a telecommunications network, and (ii) provide voice, video, data, other communications services, and the communications support component of energy-related customer services offered by Boston Edison Company, a Massachusetts company and the direct parent of BETG ("BECO"), to residential and commercial customers in the Relevant Market (as defined below) (collectively, the "Services");

      WHEREAS, BECO and C-Tec Corporation, a Delaware corporation ("C-Tec"), have each executed instruments of adherence with respect to certain provisions hereof; and

      WHEREAS, BecoCom currently operates the BecoCom System (as hereinafter defined);

      WHEREAS, BECO has licensed to BecoCom the right to use the portions of the Rights of Way and the Equipment Sites (each as hereinafter defined) necessary to BecoCom to perform its obligations hereunder;

      WHEREAS, BecoCom is engaged in the business of communications network planning, design, procurement, construction and testing and desires to provide certain services to Carrier in connection with the planning, design, procurement, construction and testing of the Network (as defined below) as directed by Carrier and upon the terms and conditions of this Agreement;

      WHEREAS, Carrier and BecoCom desire to enter into this Agreement to set forth the terms and conditions under which (i) BecoCom will perform, from time to time, certain Work (as hereinafter defined) as is necessary or as requested by Carrier to engineer, procure and construct the Network, and (ii) Carrier will have the right to use the BecoCom System, for use in the Business (as hereinafter defined), all upon the terms and subject to the conditions of this Agreement;

      WHEREAS, the parties hereto acknowledge that providing the use of the BecoCom System as hereinafter provided is vital to the Business in the Relevant Market; and

      WHEREAS, the parties hereto also acknowledge that the primary purpose of the Existing BecoCom Facilities and the BecoCom Rights-of-Way (as such terms are defined below) is to serve the electric transmission and distribution business of BECO and its Affiliates;

      NOW, THEREFORE, for and in consideration of the foregoing, the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1.    Certain Definitions.

            (a)   The following terms shall have the following meanings:

            "Acceptance Test Plan" means the product acceptance test plan recommended by the manufacturer of such products, and shall incorporate the specifications of such manufacturer.

            "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with, that first person.

            "Affiliate Right-of-Way Owners" means Right-of-Way Owners which are Affiliates of BecoCom.

            "Basic Agreements" means (i) this Agreement, the JV Agreement and the Operating Agreement; (ii) the Exchange Agreement, dated as of the date herewith, between BecoCom and C-Tec; (iii) the Joint Investment and Non-Competition Agreement, dated as of the date herewith, among RCN Telecom Services of Massachusetts, Inc., BecoCom and the Carrier; (iv) the Management Agreement, dated as of the date herewith, among RCN Operating Services, Inc., BecoCom and the Carrier; and (v) the Initial LLC Agreement (as defined in the JV Agreement).

            "BECO Dedicated Fibers" means such number of Fibers not to exceed twelve (12) desired by BECO and its Affiliates for use by such parties in the electric transmission and distribution business, which fibers are
      (a) identified in Exhibit A hereto, (b) specified in any Scope of Work or (c) constructed by Carrier at the request and expense of BecoCom.

            "BECO License" means the document pursuant to which BECO and its Affiliates have made available to BecoCom such BecoCom Facilities, Rights of Way and Equipment Sites as shall be necessary for BecoCom to satisfy its obligations under this Agreement.

            "BecoCom Facilities" means (a) the Existing BecoCom Facilities, and (b) all (i) Interim Constructed Facilities, and (ii) New BecoCom Constructed Facilities, which are Power Space Facilities.

            "BecoCom Rights-of-Way" means Rights of Way which BecoCom has acquired the right to use through the BECO License.

            "BecoCom System" means the BecoCom Rights of Way and the BecoCom Facilities.

            "Business" means the provision by Carrier of Services in the Relevant Market, and all ancillary activities reasonably necessary for the provision of same, provided such Services and ancillary activities do not violate any law, rule or regulation.

            "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

            "Carrier Facilities" means all (a) Interim Constructed Facilities,
      (b) New BecoCom Constructed Facilities, and (c) New Carrier Constructed Facilities, which are Non-Power Space Facilities.

            "Construction Materials" has the meaning set forth in Section 3(b)(iii) hereof.

            "Control" means the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by agreement or otherwise.

            "DPU" means the Commonwealth of Massachusetts Department of Public Utilities, or any successor thereto.

            "Entity" means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, estate or other entity.

            "Equipment Sites" means ground space, floor space, vault space, wall space or rooftop space, whether now owned or hereafter acquired, in, on, upon or within (a) electric distribution substations owned by BECO which are enclosed within an existing building or structure; (b) electric distribution stations owned by BECO which are not enclosed within a building or structure; (c) service centers or field stations (excluding generating facilities) operated by BECO, which are located on land owned by BECO, or leased from a third party; (d) parcels of land comprising the above-ground electric transmission line rights of way; or
      (e) vacant land owned by BECO.

            "Existing BecoCom Facilities" means any Facilities (other than Interim Constructed Facilities) in place or existing as of the date hereof as set forth in Exhibit A-1, including any upgrades, improvements, or additions thereto, which BecoCom has the right to use pursuant to the BECO License.

            "Facilities" means all installed Fiber (excluding the BECO Dedicated Fibers), coaxial cable, twisted pair wires, connection cable, splice closures, splice cases, associated suspension hardware and other pole or power attachments, electronics, equipment and other items of personal property, used or usable in the Carrier's conduct of the Business.

            "FCC" means the Federal Communications Commission, or any successor thereto.

            "FERC" means the Federal Energy Regulatory Commission, or any successor thereto.

            "Fiber" means fiber optic cable, including optical ground wire, all dielectric cable, and all dielectric self supporting cable.

            "Force Majeure" shall mean the following: acts of God; orders of any kind of the government of the United States of America or of the Commonwealth of Massachusetts or of any of their departments, agencies, political subdivisions, or officials, or any civil or military authority; civil insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; or any cause beyond the reasonable control of the party whose duty or obligation has not been met.

            "Interim Constructed Facilities" means all Facilities (both completed and in progress) constructed by BECO (or BecoCom as assignee of BECO) prior to the date hereof pursuant to the Interim Construction Agreement, which Facilities (both completed and in progress) are set forth on Exhibit A-2.

            "Interim Construction Agreement" means that certain Interim Construction Agreement, dated February 6, 1997, between BECO and RCN of Massachusetts, Inc.

            "Liens" means, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

            "Network" means the BecoCom Facilities and the Carrier Facilities.

            "New BecoCom Constructed Facilities" means all New Facilities constructed by BecoCom.

            "New Carrier Constructed Facilities" means all New Facilities constructed by Carrier.

            "New Facilities" means all Facilities constructed after the date hereof.

            "Non-Power Space Facilities" means all Facilities located or to be located outside the Power Space.

            "Operating Agreement" means the Amended and Restated Operating Agreement of Carrier of even date herewith as it may be amended from time to time.

            "Person" means a corporation, an association, a business, an individual, a government or political subdivision thereof or a governmental agency.

            "Plans" means all engineering drawings or construction plans relating to a Project.

            "Power Space" means space within the Rights-of-Way normally and primarily utilized for the transmission and distribution of electric power, which space is (a) in the case of above-ground Rights-of-Way located on distribution poles, space from the top of such poles to the communications space, including the neutral space, (b) in the case of above-ground Rights-of-Way located on transmission towers, all space located thereon except as designated by BecoCom, and (c) in the case of below-ground Rights of Way, all space located therein.

            "Power Space Facilities" means all Facilities located or to be located within the Power Space.

            "Project" shall mean the engineering, construction, testing or buildout, or any combination thereof, of any New Facilities.

            "Relevant Market" means those certain cities and towns as set forth on Exhibit B attached hereto.

            "Request for Proposal" has the meaning set forth in Section 3(b) below.

            "Right-of-Way Owner" means the party or parties with whom BecoCom or its Affiliates shall have contracted for the Rights-of-Way.

            "Rights-of-Way" means, whether now owned or hereafter acquired, all (a) electric distribution system poles located in public ways and owned by BECO or owned jointly by BECO and NYNEX Corporation ("NYNEX");
      (b) electric distribution system conduits, manholes and vaults located in public ways and owned by BECO; (c) electric transmission system poles and towers located on transmission line rights of way, which consist of strips of land of varying width, which BECO owns in fee, or in which BECO holds permanent easements, and in some cases licenses or other lesser interests; and (d) electric transmission system conduits, manholes and vaults owned by BECO and located primarily in public ways, and in some cases on private or public property pursuant to easements or licenses. This includes, but is not limited to, those areas upon, above, along, across, under and over those public or private properties, streets, roads, lanes, courts, ways, alleys, boulevards, water crossings and other places necessary for the provision of BECO's business.

            "Scope of Work" has the meaning set forth in Section 3(c) below.

            "Specifications" means the manufacturer's specifications.

            "Subcontractor" means any contractor engaged by BecoCom or Carrier, as the case may be, to perform such party's obligations under any Scope of Work.

            "System Records" means the map which identifies locations of Equipment Sites at substations or other locations in the Network, along with surveys, mechanical and structural plans, and other records or documents necessary or desirable for the purpose of operating or maintaining the Facilities.

            "Term" has the meaning set forth in Section 9 hereof.

            "Work" means the work necessary to implement any Project pursuant to this Agreement.

            (b) Words importing the singular also include the plural and, vice-versa, where the context so requires.

            (c) All terms used herein which are defined in any one of the attached Exhibits shall have the meaning ascribed to them in such exhibit unless provided to the contrary herein.

      2. Interim Constructed Facilities. BecoCom and Carrier hereby agree and confirm that (a) all Interim Constructed Facilities shall be deemed incorporated into this Agreement for all purposes hereof, (b) from and after the date of this Agreement, the rights and obligations of the parties with respect to the Interim Constructed Facilities shall be as provided herein, and
(c) the Interim Construction Agreement shall be deemed terminated effective as of the date of this Agreement. To the extent any Interim Constructed Facilities have not been paid for, such payment shall be an obligation of the Company to BecoCom.

      3. Construction of New Facilities. BecoCom and Carrier agree to the following provisions with respect to the construction and installation of New Facilities for the purpose of expanding the Network:

            (a) Power Space and Non-Power Space Facilities. BecoCom shall have the sole and exclusive right and obligation to construct (either directly or through a Subcontractor) on a timely and efficient basis, at the request of Carrier, all New Facilities which are Power Space Facilities, upon the terms and conditions set forth in this Section 3. At Carrier's election, BecoCom shall have the right and obligation on a timely and efficient basis, or Carrier shall have the right, to construct (either directly or through a Subcontractor) any New Facilities which are Non-Power Space Facilities, upon the terms and conditions set forth in this Section 3 to the extent this
Section 3 is specifically applicable to New Carrier Constructed Facilities. All New Facilities constructed by BecoCom pursuant to this Section 3 are "New BecoCom Constructed Facilities" for all purposes of this Agreement, and all New Facilities constructed by Carrier pursuant to this Section 3 are "New Carrier Constructed Facilities" for all purposes of this Agreement.

            (b) Request for Proposal. At any time Carrier desires BecoCom to perform Work on any Project hereunder, Carrier shall deliver to BecoCom a notice (a "Request for Proposal") which includes the following:

                  (i)   a description of the routes to be constructed;

                  (ii) specification of the amount and type of New Facilities to be installed;

                  (iii) a description of any materials, construction
                        equipment, tools, consumables, temporary services and facilities, transportation, storage and all other facilities and services (collectively, "Construction Materials") required for the satisfactory construction of the New Facilities and performance of the Work and which Carrier intends to procure and supply;

                  (iv) a description of all engineering responsibilities to be undertaken by BecoCom;

                  (v) any other Plans for the Project, including a plan for splicing; and

                  (vi) any other material information as may be necessary or appropriate for the construction of such New Facilities.

BecoCom shall, upon request of Carrier, promptly provide to Carrier any information regarding the BecoCom System as may be necessary or appropriate for preparing the Request for Proposal.

            (c) Scope of Work. Promptly upon receipt of the Request for Proposal, and in any event not later than three business days thereafter, BecoCom shall commence discussions with Carrier for the purpose of permitting it to determine the Work required to complete the Project, and to determine the cost for the completion of such Project. As part of such process, Carrier and BecoCom may agree on modifications to the Request for Proposal. As soon as practicable, and in any event not more than 10 days after receipt of the Request for Proposal, BecoCom shall deliver to Carrier a proposal for the Project, which shall include (i) all of the terms of the Request for Proposal, as may be modified pursuant to discussions between Carrier and BecoCom or otherwise modified as deemed necessary by BecoCom; (ii) the cost for the completion of the Project (including the calculation thereof); (iii) the route details for the Project; and (iv) a schedule for all Work to be performed on the Project. Promptly following receipt of such proposal, and in any event not more than three business days thereafter, Carrier shall either reject such proposal, accept such proposal or accept such proposal as may be modified with the consent of BecoCom (such accepted proposal being referred to as a "Scope of Work"). If Carrier shall reject BecoCom's proposal, and the Project relates in whole or in part to any Power Space Facilities, then BecoCom and Carrier shall immediately thereafter negotiate in good faith to agree upon a Scope of Work with respect thereto; it being agreed, however, that such portion of the Project which relates to the construction of Power Space Facilities may not commence until such Scope of Work is so agreed upon. With respect to any portion of a Project proposed by BecoCom which relates to the construction of Non-Power Space Facilities and which has been rejected by Carrier, BecoCom and Carrier shall immediately thereafter negotiate in good faith to agree upon a Scope of Work with respect thereto; it being agreed, however, that if no such agreement is reached within 21 days after the Request for Proposal, then Carrier shall have the right to perform (either by itself or through the use of Subcontractors) such portion of the Project which relates to the construction of such Non-Power Space Facilities.

            (d) Construction. BecoCom shall complete, or shall cause the completion by Subcontractors of, all Projects and all Work relating thereto set forth and in accordance with any Scope of Work.

                  (i) BecoCom shall provide all supervision, labor and Construction Materials required for the satisfactory performance of such Work, except as provided in the Scope of Work.

                  (ii) BecoCom, or its Affiliates or agents, shall use its or their best efforts to secure all necessary agreements from Right-of-Way Owners (other than Affiliate Right-of-Way Owners), including the Commonwealth of Massachusetts, its counties or municipalities, any other governmental entity and any quasi-governmental entity, for use of any poles, conduits or other rights-of-way (unless specified otherwise in any Scope of Work), and Carrier shall reimburse BecoCom for reasonable and supportable expenses incurred in securing such agreements.

                  (iii) The New BecoCom Constructed Facilities and all components thereof shall, when installed, (A) be structurally sound, in good operating condition and repair, (B) not be in need of maintenance or repairs except for conditions that will not have a material impact on Carrier's ability to conduct the Business and (C) meet all specifications provided in the Scope of Work.

                  (iv) The System Records delivered to Carrier upon completion of the New BecoCom Constructed Facilities shall be true, complete and correct copies. Carrier and BecoCom shall agree on a mutually compatible computer software system on which such System Records shall be recorded and delivered to Carrier.

                  (v) Upon completion of any New BecoCom Constructed Facilities, all electric facilities required by law or by the normal use and operation of such New BecoCom Constructed Facilities shall be installed to the property lines of the properties owned by BecoCom or its Affiliates in fee simple, shall be connected pursuant to valid permits, and shall be adequate to service such New BecoCom Constructed Facilities and to permit full compliance with all requirements of law and normal usage of such New BecoCom Constructed Facilities. BecoCom shall cooperate with Carrier in obtaining any telephone facilities required by the normal use and operation of such New BecoCom Constructed Facilities.

                  (vi) Construction Materials provided by BecoCom for use in the construction or installation of the New BecoCom Constructed Facilities shall be without physical or mechanical defects. BecoCom shall not be responsible for physical or mechanical defects in Construction Materials provided by Carrier for such construction or installation; provided, however, that nothing in this paragraph (vi) shall relieve BecoCom of its obligation to build New BecoCom Constructed Facilities to meet the Specifications and the Scope of Work.

            (e) Inspection. Carrier and its representatives or agents, and others as may be required by applicable laws, ordinances and regulations, shall have the right at all reasonable times to inspect the Work relating to any New BecoCom Constructed Facilities and all Construction Materials provided by BecoCom for said Work. BecoCom shall provide or cause to be provided access and sufficient, safe and proper facilities for such inspections.
Except as set forth in the second sentence of Section 3(d)(vi) above, Carrier's failure to inspect Construction Materials provided by BecoCom or the Work relating to any New BecoCom Constructed Facilities shall not relieve BecoCom or any of its Subcontractors and suppliers of their responsibilities for any such Construction Materials or Work which prove to be defective or omitted, nor be deemed to be a waiver of Carrier's rights subsequently to reject any such Work which proves to be defective. Carrier shall have the right to reject any or all parts of such Work that do not meet all specifications in any Scope of Work and commonly accepted industry standards; such standards shall include, but shall not be limited to, compliance with state and local construction and permitting requirements. The method used in making such determination must be based on commonly accepted industry standards for measuring quality of the same or similar work. Such rejected Work shall be promptly corrected or replaced, but in any event commencing within three business days, by BecoCom at BecoCom's expense (except for Work rejected due to failure to meet the specifications of any Scope of Work due to physical or mechanical defects in Construction Materials provided by Carrier, which shall then bear such expense) so that such Work complies with requirements of this Agreement.

            (f)   Acceptance and Testing of the New BecoCom Constructed
Facilities.

                  (i) Prior to accepting any New BecoCom Constructed Facilities, Carrier shall have the right to conduct its own test in accordance with the Test Acceptance Plan to verify that such New BecoCom Constructed Facilities are operating in accordance with the Specifications and the Scope of Work relating thereto. Carrier shall provide BecoCom with five business days' notice prior to beginning such test procedures. BecoCom shall have the right to have a person or persons present to observe such test procedures.

                  (ii) Within 14 days after the conclusion of such test procedures, Carrier shall provide BecoCom with a copy of the Carrier test results (the "Carrier Test Results"). If the Carrier Test Results are within the parameters of the Specifications and the Scope of Work relating to such New BecoCom Constructed Facilities, Carrier shall provide BecoCom with a written notice accepting such New BecoCom Constructed Facilities. If such test procedures are not completed within 60 days after such New BecoCom Constructed Facilities are installed and capable of being tested, Carrier shall be deemed to have accepted such New BecoCom Constructed Facilities.

                  (iii) In the event the Carrier Test Results are not within the parameters of the Specifications and the Scope of Work relating to such New BecoCom Constructed Facilities, Carrier may notify BecoCom in writing that the Carrier Test Results are unacceptable with respect to all or any portion of such New BecoCom Constructed Facilities. BecoCom shall take such action, consistent with industry standards, as shall be necessary with respect to such portion of such New BecoCom Constructed Facilities as do not operate within the parameters of the Specifications and the Scope of Work relating thereto, to bring the operating standards of such portion of such New BecoCom Constructed Facilities within the parameters of the Specifications and the Scope of Work relating thereto, at its sole cost and expense. Following such action, Carrier shall retest such New BecoCom Constructed Facilities to ensure compliance with the Specifications and the Scope of Work relating thereto.

                  (iv) Notwithstanding anything to the contrary in Section 3(f)(iii) above, Carrier's use of any New BecoCom Constructed Facilities to carry revenue-bearing traffic shall constitute acceptance of such New BecoCom Constructed Facilities; provided that, notwithstanding the foregoing, Carrier shall have the right to notify BecoCom, prior to carrying any revenue-bearing traffic over such New BecoCom Constructed Facilities, that it is provisionally or conditionally accepting such New BecoCom Constructed Facilities, or any part thereof, and specifying the reasons for such provisional or conditional acceptance, which reasons must be reasonably related to such New BecoCom Constructed Facilities' not being within the parameters of the Specifications and the Scope of Work relating thereto as determined by such test procedures. In such event, the parties may determine a mutually acceptable method and deadline for resolving Carrier's objections to unconditional acceptance of such New BecoCom Constructed Facilities and BecoCom shall thereupon take such action at its sole cost and expense. Notwithstanding the foregoing, if BecoCom does not resolve Carrier's objections to such unconditional acceptance as expeditiously as commercially practicable under the circumstances, Carrier may bring the operating standards of such portion of such New BecoCom Constructed Facilities within the parameters of the Specifications and the Scope of Work relating thereto, at BecoCom's sole cost and expense. In the event that Carrier takes such action necessary to bring such New BecoCom Constructed Facilities within such parameters, BecoCom shall, or shall cause its Affiliates to, provide any accompanying personnel required in order to comply with any law, rule or regulation pertaining to the access to such New BecoCom Constructed Facilities or the supervision of the actions to be taken to resolve Carrier's objections. Until Carrier's objections to unconditional acceptance have been resolved by BecoCom to Carrier's satisfaction, the use of such New BecoCom Constructed Facilities, or any part thereof, by Carrier shall not constitute acceptance of such New BecoCom Constructed Facilities.

            (g)   Liens.

                  (i) BecoCom shall at all times (A) promptly pay for all services, Construction Materials, and labor used or furnished by BecoCom (except if provided by Carrier pursuant to Section 3(b)(iii) hereof) in the performance of the Work under this Agreement in order to keep the BecoCom Facilities and the New BecoCom Constructed Facilities which are Non-Power Space Facilities, the premises of the Affiliate Right-of-Way Owners and all property or rights belonging to Carrier or Affiliate Right-of-Way Owners, free and clear of any and all Liens and (B) keep the premises of Right-of-Way Owners who are not Affiliates of BecoCom free and clear of any and all Liens arising as a result of any activities of BecoCom. If BecoCom fails to release and discharge any such Lien against the BecoCom Facilities and premises of Right-of-Way Owners within 30 days after receipt of written notice from Carrier to remove such Lien, Carrier may, at its option, discharge or release the Lien or otherwise deal with the Lien claimant, and BecoCom shall pay Carrier any costs and expenses incurred by Carrier, including reasonable attorneys' fees, or alternatively Carrier may, at its choosing, deduct such costs and fees from amounts due to BecoCom hereunder.

                  (ii) Carrier acknowledges that the primary source of revenue of BecoCom is the payments that Carrier is or becomes obligated to pay BecoCom pursuant to this Agreement and the other Basic Agreements. Therefore, the obligations of BecoCom under the provisions of this Section 3(g) may be enforced by Carrier only so long as Carrier is in material compliance with its obligations to pay BecoCom pursuant to this Agreement and the other Basic Agreements.

            (h) Duration of Construction Obligation. Notwithstanding anything to the contrary in Section 9 hereof, BecoCom shall be obligated to fulfill its obligations under this Section 3 for 10 years from the date of this Agreement. No later than one year prior to the end of such 10 year period, Carrier and BecoCom shall commence good-faith negotiations to reach a new agreement concerning the construction of the Network for an additional 10 year term.

      4. Ownership of Facilities. BecoCom and Carrier agree that the various types of Facilities provided for under this Agreement shall be owned as follows:

            (a) BecoCom Facilities. All BecoCom Facilities (including any Construction Materials supplied by Carrier for inclusion therein) shall be owned by BecoCom or BECO, as the case may be; provided that all Interim Constructed Facilities and New Facilities which are Power Space Facilities shall be owned by BecoCom.

            (b) Carrier Facilities. All Carrier Facilities shall be owned by Carrier.

      5.    Indefeasible Right-of-Use of the BecoCom System.

            (a)   Rights of Access and Use.

                  (i)   Upon the terms and conditions set forth in this
      Section 5, BecoCom hereby grants to Carrier the exclusive, indefeasible and non-cancellable right of access to and use of the BecoCom Facilities for the conduct of the Business during the Term (as defined in Section 9 hereof);

                  (ii)  Upon the terms and conditions set forth in this
      Section 5, BecoCom hereby grants to Carrier, with respect solely to the provision of Services, the exclusive, indefeasible and non-cancellable right of access to and use of the BecoCom Rights-of-Way, subject to the provisions of Sections 3(a), 5(c)(ii) and 6 hereof.

                  (iii) Carrier may not resell, lease, license, transfer or otherwise provide the right to use dark Fibers included in the BecoCom Facilities without BecoCom's consent, which shall not be unreasonably withheld or delayed; and

                  (iv) BecoCom may not resell, lease, license, transfer or otherwise provide the right to use dark Fibers included in the BecoCom Facilities, without providing Carrier an opportunity to purchase or lease such dark Fibers on the same terms offered, in writing, by a party who is not an Affiliate of BecoCom.

The rights granted to Carrier under this Section 5(a) (herein called the "Indefeasible Rights") include the right of access to and use of the BecoCom System as if Carrier were the holder of such rights of access to and use of the BecoCom System as BecoCom holds, including the right to solely use the BecoCom System in the conduct of the Business.

            (b) Equipment Sites. BecoCom will, or will cause its Affiliates to, provide sufficient space to Carrier to accommodate New Facilities at Equipment Sites in accordance with any Project; provided, however, that in no event shall BecoCom or its Affiliates be required to reconfigure, in any way, its electric transmission or distribution equipment. BecoCom hereby grants to Carrier reasonable access to the Equipment Sites for such purpose. BecoCom will provide (i) heating at Equipment Sites at the incremental cost thereof,
(ii) to the extent practicable, air conditioning at Equipment Sites at the incremental cost thereof and (iii) 24 hours per day, 7 days per week access to the Equipment Sites. Other than with respect to the Contributed Assets (as defined in the Operating Agreement), compensation shall be paid by Carrier to BecoCom for the use of Equipment Sites which are distribution facilities or transmission Right-of-Way sites on a case-by-case basis at a price to be agreed upon by the parties; no payment shall be required for the use of 150 square feet of space in Equipment Sites which are transmission stations.

            (c)   Exclusivity; Right of First Refusal; Etc.

                  (i) During the Term, BecoCom shall not grant any right of access to or use of the BecoCom Facilities to any Entity. BecoCom shall not sell, assign, mortgage, encumber or pledge or otherwise dispose of (by operation of law or otherwise) any portion of the BecoCom Facilities, and shall not permit any of the foregoing to occur.

                  (ii) Except as may be required (A) by applicable law or regulatory authority, (B) pursuant to those existing agreements described on Exhibit E hereto, (C) in connection with BECO's leasing or licensing of locations on Rights-of-Way or Equipment Sites for use by third parties in providing wireless telecommunications services, or (D) in connection with the use by abutters for purposes other than providing telecommunications services (including video) and which do not adversely affect Carrier's use thereof, during the Term BecoCom and its Affiliates shall not grant, with respect solely to the provision of Services, any right of access to or use of any other part of the BecoCom System to any Entity (other than BECO or its Affiliates) without 30 days prior written notice to Carrier, which notice shall include the material terms and conditions under which such right to access or use is to be granted. Subject to all requirements of applicable law or regulatory authority, Carrier shall have 10 days from the date such notice is given to inform BecoCom of its intention to acquire such right of access or use. Such acquisition shall include terms and conditions substantially similar to the terms and conditions contained in the notice.

                  (iii) In the event that BECO or any of its Affiliates seeks to sell, assign or otherwise dispose of all or any portion of the BecoCom System in place on the date hereof (which sale, assignment or disposition shall, in any event, be subject to the rights and obligations in this Agreement), BecoCom shall give Carrier written notice of the material terms of the proposed sale, assignment or other disposition, including the price and terms of payment. Carrier shall then have 30 days, commencing with the date on which it received such written notice, to purchase such portion of the BecoCom System upon comparable terms and conditions, and BecoCom shall cause BECO and its Affiliates to effect such sale to Carrier.

            (d) Continued Use Beyond Term. Not later than one year prior to the end of the Term, Carrier and BecoCom shall commence good faith negotiations with a goal of providing to Carrier continued access to the BecoCom System after expiration of the Term; such negotiations shall take into account Carrier's contribution to the cost of constructing and maintaining the New BecoCom Constructed Facilities including, without limitation, payments under this Agreement.

      6.    Maintenance of the Network.

            (a) BecoCom shall repair, maintain, reinforce and otherwise preserve on a timely and efficient basis (to Carrier's reasonable satisfaction consistent with the Plans and Specifications) (i) the BecoCom Facilities, which shall be BecoCom's exclusive right, and (ii), if agreed to by Carrier and BecoCom, any Carrier Facilities, all in accordance with accepted industry standards and Plans or, if applicable, with any plan mutually agreed upon by the parties, and with all applicable federal, state and municipal laws, orders, rules and regulations.

            (b) Prior to completion of construction of any BecoCom Facilities, BecoCom and Carrier shall agree on a plan for regular maintenance and repair thereof, in sufficient detail to meet Carrier's operational needs. BecoCom will deliver to Carrier any amendments to any such plan throughout the Term, and such amendments shall be subject to approval by Carrier, which approval shall not be unreasonably withheld or delayed. Carrier, in conjunction with BecoCom, will implement procedures for reviewing and approving or rejecting, within reasonable time periods, submissions to Carrier for maintenance and repair.

            (c) Prior to completion of construction of any Carrier Facilities, BecoCom and Carrier shall negotiate to agree on a plan for regular maintenance and repair thereof, in sufficient detail to meet Carrier's operational needs. If BecoCom and Carrier are unable to agree on any such plan, Carrier shall have the right to perform such regular maintenance and repair itself, or to procure such regular maintenance and repair from any other Person. If BecoCom and Carrier are able to agree on any such plan, BecoCom will deliver to Carrier any amendments to any such plan throughout the Term, and such amendments shall be subject to approval by Carrier, which approval shall not be unreasonably withheld or delayed.

      7.    Relocation.

            (a)   Voluntary Relocation.

                  (i) If BecoCom, for its own business purposes other than an involuntary relocation, elects to relocate any Facilities, then BecoCom shall pay all costs relating to such relocation, including all costs reasonably incurred by Carrier to connect or reconnect any such Facilities. BecoCom shall use its best efforts (including coordination with Carrier) to minimize all relocations and, in the event of a voluntary relocation, shall ensure Carrier is able to provide the same level and quality of Services throughout and after such voluntary relocation.

                  (ii) BecoCom shall provide Carrier notice of any voluntary relocation no later than 30 days prior to its commencement of such voluntary relocation. Such notice to Carrier shall provide a description of the relocation plan.

            (b)   Involuntary Relocation.

                  (i) If BecoCom is required to relocate any Facilities as a result of requirements under a right-of-way agreement, a mandate from any governmental authority having jurisdiction, or condemnation, BecoCom shall make a reasonable good faith effort to identify an alternative site for replacement of such Facilities that, once constructed, will enable the Carrier to provide the same level and quality of Services. BecoCom shall, as the circumstances warrant, seek to recover on behalf of Carrier and/or cooperate with Carrier's efforts to recover from the governmental authority or other entity requiring such relocation, on behalf of Carrier, any available reimbursement of any expenses incurred by Carrier as a result of such involuntary relocation. BecoCom shall use its best efforts to ensure Carrier is able to provide the same level and quality of Services throughout and after such involuntary relocation.

                  (ii) BecoCom shall provide Carrier notice of any requirement of such involuntary relocation not later than 10 days after its receipt of notice of the requirement to make such involuntary relocation, and in any event not later than 10 days prior to the date such relocation will commence. Such notice to Carrier shall provide a description of the agreement, mandate or condemnation requiring such relocation and BecoCom's relocation plan (including the anticipated cost thereof). Carrier may, at its option and expense, provide an alternative relocation plan with respect to such Facilities which are Carrier Facilities.

      8.    Governmental Authorizations.

            (a) Each party shall be responsible for and shall undertake, in good faith, all actions which may be necessary for it to take in furtherance of the intended use of the Network by Carrier hereunder, and each party shall be responsible to undertake, in good faith, to procure and to maintain in full force and effect all regulatory and other consents, authorizations, or approvals that are necessary for it to perform its obligations under this Agreement including, but not limited to, the issuance of all necessary consents, authorizations or approvals of the DPU, the FCC and the FERC. Each party shall have the right to review and participate in the preparation of all filings and other documentation in support of such consents, authorizations and approvals.

            (b) BecoCom shall obtain all licenses, permits, easements, approvals and rights of way required from all governmental authorities necessary for completion of the New BecoCom Constructed Facilities and to ensure Carrier's vehicular and pedestrian ingress to and egress from such Facilities where required for maintenance and repair thereof. Carrier shall reimburse BecoCom for all reasonable and supportable construction, permit and traffic control fees and other items expressly set forth in any Scope of Work relating to New BecoCom Constructed Facilities.

      9.    Term.

      This Agreement shall commence on the date first written above, and shall expire on December 31, 2060 (the "Term").

      10. Compensation. Carrier shall pay to BecoCom the following compensation with respect to the Facilities:

            (a)   Existing BecoCom Facilities.   The Indefeasible Rights with
respect to the Existing BecoCom Facilities have been contributed by BecoCom to Carrier, as a "BecoCom Contributed Asset" under the Operating Agreement, contemporaneously with the execution and delivery of this Agreement. Notwithstanding such contribution, Carrier shall pay to BecoCom, for the use of the Existing BecoCom Facilities, the charges set forth on Exhibit C-1 hereto.

            (b) New BecoCom Constructed Facilities. Carrier shall pay to BecoCom (i) the charges set forth on Exhibit C-1 hereto for the use of the New BecoCom Constructed Facilities in the Power Space and (ii) the charges set forth on Exhibit D hereto for BecoCom's construction of the New BecoCom Constructed Facilities. With respect to each Project as to which BecoCom constructs New BecoCom Constructed Facilities, payment of such compensation shall commence upon acceptance by Carrier or deemed acceptance (pursuant to Section 3(d) above) of such New BecoCom Constructed Facilities constructed pursuant to such Project. Not later than October 1, 1998, Carrier and BecoCom will enter into discussions in order to reach an agreement on performance-based incentive compensation to be effective starting January 1, 1999 through the end of the Term and to be paid to BecoCom as earned in addition to the amounts set forth in Exhibit D. Such performance-based incentive compensation shall be based on such factors as the parties shall agree.

            (c) Maintenance of Power Space Facilities and Carrier Facilities. Carrier shall pay to BecoCom with respect to the Power Space Facilities and any Carrier Facilities which BecoCom maintains pursuant to
Section 6 hereof (i) the charges set forth on Exhibit C-2 hereto, and (ii) reasonable charges for general and administrative costs incurred by BecoCom with respect to such maintenance. BecoCom and its Affiliates shall use their best efforts to minimize the amounts provided for in clauses (i) and (ii) above.

            (d) Involuntary Relocations. Carrier shall reimburse BecoCom for the cost of any involuntary relocation of Facilities contemplated by
Section 7(b) above, unless Carrier elects, pursuant to Section 7(b)(ii) above, to undertake such relocation using contractors other than BecoCom (in which case Carrier shall reimburse BecoCom for any costs reasonably incurred due to its need to address safety concerns and to protect BECO's electric transmission and distribution business). To the extent that any such involuntary relocation also involves relocation of electric distribution or transmission facilities and Carrier does not elect to undertake such relocation using contractors other than BecoCom, Carrier shall only be required to reimburse BecoCom for those costs of relocation that are incremental to the costs otherwise required for the relocation of such electric distribution or transmission facilities.

            (e) Engineering Costs. Carrier shall reimburse BecoCom for all reasonable and supportable engineering costs incurred in the preparation of Scopes of Work, and for all other engineering costs incurred pursuant to Scopes of Work, at competitive rates.

      11.   Indemnification; Limitation on Liability.

            (a) Indemnification by Carrier. Carrier shall indemnify, defend and hold harmless BecoCom, its Affiliates, and all officers, directors, employees, shareholders, partners, members and agents of BecoCom and its Affiliates, from and against any and all claims, demands, liabilities (including reasonable attorneys' fees), and judgments, fines, settlements and other amounts ("Damages") arising from any and all civil, criminal, administrative or investigative proceedings ("Claims") relating to or arising out of:

                  (i) Any failure of Carrier to materially observe or perform any term or provision of this Agreement;

                  (ii) Any failure of any representation or warranty made by Carrier herein to be true in any material respect as of the date made or deemed made;

                  (iii) Any Claim of any third party resulting solely from and to the extent caused by the gross negligence or willful misconduct of Carrier or any of its agents or employees;

                  (iv) The construction, installation, maintenance or operation of any Carrier Facilities by Carrier, or the conduct or management of the Business, except to the extent such Damages are caused or contributed to by BecoCom or its Affiliates; and

                  (v) Any Claim by any customer of Carrier relating to the provision by Carrier of Services to such customer over the Network.

            (b) Indemnification by BecoCom. BecoCom shall indemnify, defend and hold harmless Carrier, its Affiliates, and all officers, directors, employees, stockholders, partners, members and agents of Carrier and its Affiliates from and against any and all Damages arising from any and all Claims relating to or arising out of:

                  (i) Any failure of BecoCom to materially observe or perform any term or provision of this Agreement;

                  (ii) Any failure of any representation or warranty made by BecoCom herein to be true in any material respect as of the date made or deemed made;

                  (iii) Any Claim of any third party resulting from the gross negligence or willful misconduct of BecoCom or any of its agents or employees;

                  (iv) The construction, installation, maintenance or operation of (A) any BecoCom Facilities and (B) any Carrier Facilities which BecoCom has constructed or maintained, or the conduct or actions of BecoCom with regard to the Business, except to the extent such Damages are caused or contributed to by Carrier or its Affiliates;

                  (v) Any Claim by any customer of BecoCom relating to the provision by BecoCom of any services to such customer over the Network; and

                  (vi) Any failure of BecoCom or its Subcontractors to be in substantial compliance with all Environmental Laws (as defined below) applicable to the Carrier Facilities constructed by BecoCom, which compliance includes, but is not limited to, the possession by BecoCom or BECO, as the case may be, of all permits and other governmental authorizations required under the Resource Conservation and Recovery Act, the Comprehensive Environmental Resources Compensation and Liability Act, wetlands laws, the Clean Water Act, the regulations issued pursuant thereto by the Environmental Protection Agency and/or superlien statutes, if any, in the Commonwealth of Massachusetts ("Environmental Laws"), and compliance with the terms and conditions thereof.

      12.   Insurance.

            (a) Liability Insurance - BecoCom. BecoCom shall maintain (i) such insurance or (ii) a self-insurance plan as will fully protect both Carrier and BecoCom from any and all claims by employees of BecoCom under the workers' compensation act or employees' liability laws, including any employers' disability insurance laws, and from any and all other claims of whatsoever kind or nature for any and all damage to personal property or for personal injury, including death to anyone whomsoever that may arise from operations in connection with the performance of its duties under this Agreement. BecoCom shall provide Carrier with certificates evidencing the required coverage.

            (b) Liability Insurance - Carrier. Carrier shall maintain (1) such insurance or (ii) a self-insurance plan as will fully protect both Carrier and BecoCom from any and all claims by employees of Carrier under the workers' compensation act or employees' liability laws, including any employers' disability insurance laws, and from any and all other claims of whatsoever kind or nature for any and all damage to personal property or for personal injury, including death to anyone whomsoever that may arise from operations in connection with the performance of its duties under this Agreement. Carrier shall provide BecoCom with certificates evidencing the required coverage.

            (c) Property Insurance - BecoCom Facilities. BecoCom currently maintains and will continue to maintain throughout the Term (1) insurance with a reputable insurance company covering loss or damage to any part of the BecoCom Facilities by fire and standard extended coverage perils in amounts in no event less than 90% of the full replacement value of such BecoCom Facilities, and (2) such comprehensive general liability insurance covering personal injury or property damage occurring in or about such BecoCom Facilities in commercially reasonable amounts; or (B) a plan of self-insurance sufficient to provide the coverage set forth in clause (A) above. In the event of any covered loss to any BecoCom Facilities, BecoCom shall, at the option of Carrier, use the insurance proceeds therefrom to repair or replace the Facilities, or to reimburse Carrier for payments made by it for the construction, operation and maintenance of such Facilities.

            (d) Property Insurance - Carrier Facilities. Carrier shall maintain, with a reputable insurance company throughout the Term (A) (1) insurance covering loss or damage to any part of the Carrier Facilities by fire and standard extended coverage perils in amounts in no event less than 90% of the full replacement value of such Carrier Facilities, and (2) comprehensive general liability insurance covering personal injury or property damage occurring in or about the Carrier Facilities in commercially reasonable amounts; or (B) a plan of self-insurance sufficient to provide the coverage set forth in clause (A) above.

      13.   Representations and Warranties.

            (a) General Representations and Warranties. Each party hereby represents and warrants to the other that:

                  (i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct business in all jurisdictions where such qualification is required.

                  (ii) It has the power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement. Such execution, delivery and performance have been duly authorized by all necessary action on its part and do not and will not contravene its organizational documents or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which it is a party or by which it is bound. The execution, delivery and performance by it of this Agreement will not result in any violation by it of any law, rule or regulation applicable to it. It is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other governmental entity which may restrict or interfere with the performance of this Agreement by it.
      This Agreement is its valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) No consent, waiver, order, approval, authorization or order of, or registration, qualification or filing with, any court or other governmental entity is required for the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby. No consent or waiver of any party to any contract to which such party is a party or by which it is bound is required for the execution, delivery and performance by such party of this Agreement.

                  (iv) There is no action, suit, grievance, arbitration or proceeding pending or, to the knowledge of such party, threatened against or affecting such party at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, arbitrator, bureau, agency or instrumentality which prohibits or impairs its ability to execute and deliver this Agreement or to consummate any of the transactions contemplated hereby. Such party has not received written notice of any such pending or threatened investigation, inquiry or review by any governmental entity.

            (b) Representations and Warranties of BecoCom Regarding the Facilities. BecoCom represents and warrants to Carrier that:

                  (i) The Existing BecoCom Facilities and the Interim Constructed Facilities installed by BecoCom and its Affiliates prior to the date hereof have been installed in accordance with the System Records and the Specifications. All such Facilities are fusion spliced with no unnecessary mid-span splicing, and satisfy the Acceptance Test Plan.

                  (ii) BecoCom has the indefeasible right to use the Existing BecoCom Facilities, sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement, and such ownership or indefeasible right of BecoCom are free and clear of any and all Liens, except for (A) Liens on account of real or personal property taxes not yet due and payable; and (B) Liens which will not materially impair the use of the Existing BecoCom Facilities by Carrier for the conduct of the Business, and which are otherwise not material.

                  (iii) The Interim Constructed Facilities installed by BecoCom or its Affiliates prior to the date hereof are free and clear of any and all Liens arising from any action or omission by BecoCom, except for (A) Liens on account of real or personal property taxes not yet due and payable; and (B) Liens which will not materially impair the use of such Interim Constructed Facilities by Carrier for the conduct of the Business, and which are not otherwise material.

                  (iv) The Existing BecoCom Facilities, the Interim Constructed Facilities installed by BecoCom or its Affiliates prior to the date hereof and all components thereof are structurally sound, are in good operating condition and repair and none of the Existing BecoCom Facilities, such Interim Constructed Facilities or any component thereof, is in need of maintenance or repairs except for conditions that do not and will not have a material impact on Carrier's ability to conduct its Business.

                  (v) The System Records and all records relating to the Existing BecoCom Facilities and Interim Constructed Facilities installed by BecoCom or its Affiliates prior to the date hereof and all other contracts or documents delivered to Carrier pursuant to this Agreement or in connection with the execution hereof are true, complete and correct copies.

                  (vi) Carrier has been named as a third party beneficiary of the BECO License, with power to enforce BecoCom's rights thereunder upon a breach of the obligations of either BecoCom or BECO. BecoCom has delivered to Carrier a true and complete copy of the BECO License, and will not permit the BECO License to be amended without the prior written consent of Carrier, which consent shall not be unreasonably withheld.

            (c) Representations and Warranties of BecoCom Regarding the Rights-of-Way. BecoCom represents and warrants to Carrier that:

                  (i) With respect to those portions of the Rights-of-Way that are distribution system poles located within public ways, BECO holds, jointly with NYNEX, licenses permitting the location of such poles within the public ways. Such licenses are obtained from municipal or state authorities who, in granting the same, are acting as agents of the state, pursuant to statutes creating a right to such licenses on the part of public utilities. These licenses are unlimited in time, but the rights obtained are not vested, and are subject to the action of the legislature. The use of such poles is subject to the terms of the Joint Ownership Agreement dated October 28, 1979, between BECO and New England Telephone and Telegraph Company, and the corresponding Intercompany Operating Procedures, last revised effective February 1, 1995, in both cases as amended from time to time, and Carrier shall be required to execute a separate Aerial License Agreement with NYNEX and BECO for the use of the communications space on such poles. Subject to the foregoing, (A) such licenses and the BECO License are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects, except for any limitations which may be imposed by any new and adverse interpretation of current law, contracts or granting instruments and (B) neither BecoCom nor any of its Affiliates has any reason to believe or anticipates that the licenses for use of such portions of the Rights-of-Way shall, during the Term, expire, be revoked or be modified in such a way as to make such licenses not sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects.

                  (ii) With respect to those portions of the Rights-of-Way that are distribution or transmission system conduits, manholes and vaults located within public ways, BECO holds licenses permitting the location of such conduits, manholes and vaults within the public ways. Such licenses are obtained from municipal or state authorities who, in granting the same, are acting as agents of the state, pursuant to statutes creating a right to such licenses on the part of public utilities. These licenses are unlimited in time, but the rights obtained are not vested, and are subject to the action of the legislature. Within the City of Boston, the use of such facilities for telecommunications purposes is subject to the policies adopted from time to time by the Public Improvements Commission of the City of Boston. Subject to the foregoing, (A) such licenses and policies and the BECO License are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects, except for any limitations which may be imposed by any new and adverse interpretation of current law, contracts or granting instruments and (B) neither BecoCom nor any of its Affiliates has any reason to believe or anticipates that such licenses or policies for use of such portions of the Rights-of-Way shall, during the Term, expire, be revoked or be modified in such a way as to make such licenses not sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects.

                  (iii) With respect to those portions of the Rights-of-Way that are electric transmission system poles and towers located on transmission line rights of way, or conduits, manholes and vaults located on private property, BECO generally either owns in fee or holds permanent easements in the land on which such structures are located.
      In some cases, BECO holds licenses or lesser interests, where such rights of way cross public ways, tidewaters or water courses, railroad rights of way, state highways, public domain lands, or lands owned by state or federal agencies or authorities. In some cases, BECO's rights were obtained by the exercise of eminent domain powers, with the permission of the Massachusetts Department of Public Utilities. In all cases where BECO holds less than a fee simple interest, the Rights-of-Way are subject to the terms, conditions, reservations, restrictions and other limitations imposed by the grantor and contained in the granting instrument, generally recorded in the public land records, and in some cases the paramount authority of the grantor which is a state or federal agency or authority. In all cases, subject to the foregoing, (A) the rights held by BecoCom in such portions of the Rights-of-Way are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects, except for any limitations which may be imposed by any new and adverse interpretation of current law, contracts or granting instruments and (B) neither BecoCom nor any of its Affiliates has any reason to believe or anticipates that such rights for use of such portions of the Rights-of-Way shall, during the Term, expire, be revoked or be modified in such a way as to make such rights not sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects.

                  (iv) There are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or, to BecoCom's knowledge, planned to be instituted, or contractual obligations or third party actions or claims, nor are there are special assessment proceedings pending or, to BecoCom's knowledge, threatened, which would affect, in any material respect, the use and operation of the BecoCom Rights-of-Way for the Business.

                  (v) BecoCom has received the BECO License, which license pertains to the Rights-of-Way.

            (d) Representations and Warranties of BecoCom Regarding the Equipment Sites. BecoCom represents and warrants to Carrier that, as of the time individual Equipment Sites are identified for purposes of performing the Scope of Work for any Project:

                  (i) With respect to those Equipment Sites that are electric distribution substations owned by BECO, or service centers or field stations which are located on land owned by BECO, or parcels of land comprising the above-ground electric transmission line rights of way owned by BECO in fee, or vacant land owned by BECO in fee, BECO is the sole legal and equitable owner of record and in fact of good and marketable fee simple title, with no imperfections or irregularities therein which materially impair the use of such property for the purposes for which it is held, and subject only to (A) Liens on account of real and personal property taxes and assessments not yet due and payable (including any lien in favor of the Commonwealth of Massachusetts pursuant to Chapter 21E of the General Laws for costs, if any, incurred by the Commonwealth to clean up hazardous materials), or which are being contested in good faith, (B) public and private easements, (C) leases and licenses to third parties for occupancy purposes, all of which, with respect to (A), (B) and (C) above, individually or in the aggregate do not and will not materially impair the use of such property by Carrier in the conduct of its Business, and
      (D) zoning and building laws or other restrictions. Subject to the foregoing, the rights held by BecoCom with respect to such Equipment Sites are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects.

                  (ii) With respect to those Equipment Sites that are service centers or field stations which are located on land leased by BECO from third parties, all such leases are valid and subsisting and in full force and effect in accordance with their terms, and BECO holds a valid leasehold interest in such Equipment Sites, subject only to the terms and conditions of the specific leases applicable to such Equipment Sites. Subject to the foregoing, the rights held by BecoCom with respect to such Equipment Sites are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects, subject to any landlord consents.

                  (iii) The System Records are true, complete and correct copies.

                  (iv) The Equipment Sites and all components thereof are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they will be put, and none of the Equipment Sites is in need of maintenance or repairs except for conditions that do not have a material adverse impact on Carrier's ability to conduct the Business. Subject to the foregoing, the Equipment Sites have no physical condition that would have a material impact on Carrier's ability to conduct the Business.

                  (v) There are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or, to BecoCom's knowledge, planned to be instituted, or contractual obligation or third party actions or claims, nor are there any special assessment proceedings pending or, to BecoCom's knowledge, threatened, which would affect in any material respect the use of the Equipment Sites for the Business.

                  (vi) BecoCom has received the BECO License, which license pertains to the Equipment Sites.

      14.   Covenant of BecoCom with respect to Rights-of-Way and Equipment
            Sites.

            BecoCom hereby represents, warrants and covenants with Carrier that, at the time that specific Rights-of-Way and Equipment Sites are identified in any Scope of Work, BecoCom shall hold, pursuant to the BECO License and any consents required from landlords, subject to such qualifications set forth in Sections 13(c) and (d) hereof, sufficient rights in the Rights-of-Way and Equipment Sites described in such Scope of Work, necessary to implement such Scope of Work and to permit Carrier to utilize the portion of the BecoCom Facilities installed within such Rights-of-Way and Equipment Sites for the Business, and further subject only to

            (a)   Liens on account of taxes not yet due and payable;

            (b) minor imperfections in title or other rights, occupancy leases or licenses, encroachments and similar matters, none of which individually or in the aggregate will materially impair the ability of BecoCom to implement such Scope of Work or the ability of Carrier to conduct the Business;

            (c)   zoning laws, ordinances or regulations;

            (d) environmental laws, ordinances or regulations, none of which individually or in the aggregate will materially impair the ability of BecoCom to implement the such Scope of Work or the ability of Carrier to conduct the Business; and

            (e) such matters as are specifically identified in such Scope of Work as required consents, licenses, permits, approvals, grants, modifications or other actions necessary to allow the use of particular Rights-of-Way or Equipment Sites for the Business, none of which will be material relative to (i) BecoCom's ability to implement such Scope of Work, or (ii) Carrier's ability to conduct the Business.

      15.   Right to Cure.

            (a) In the event that Carrier shall fail to observe or perform any of its obligations under this Agreement, BecoCom may (but shall not be obligated to), at any time after delivery of written notice from BecoCom to Carrier of such failure (but not later than 30 days after delivery of such notice), undertake such actions (except such actions as are prohibited by law) as may be related to curing such default on behalf of Carrier, whereupon Carrier shall reimburse BecoCom for the full costs reasonably expended therefor by BecoCom, but Carrier shall not be relieved of any obligation, liability, duty or undertaking whatsoever relating thereto. Carrier hereby agrees to reasonably cooperate with BecoCom to facilitate BecoCom's undertaking (including allowing BecoCom's access as may be necessary to effect such undertaking).

            (b) In the event that BecoCom shall fail to observe or perform any of its obligations under this Agreement, Carrier may (but shall not be obligated to), at any time after delivery of written notice from Carrier to BecoCom of such failure (but not later than 30 days after delivery of such notice), undertake such actions (except such actions as are prohibited by law) as may be related to curing such failure on behalf of BecoCom, whereupon BecoCom shall reimburse Carrier for the full costs reasonably expended therefor by Carrier, but BecoCom shall not be relieved of any obligation, liability, duty or undertaking whatsoever relating hereto. BecoCom hereby agrees to reasonably cooperate with Carrier to facilitate Carrier's undertaking (including allowing Carrier's access as may be necessary to effect such undertaking, subject to limitations on such access reasonably imposed, consistent with past practice, for reasons of safety or the protection of BECO's electric transmission and distribution business).

      16.   Arbitration.

            (a) In the event of any dispute between the parties hereto as to a matter referred to herein or as to the interpretation of any part of this Agreement, including but not limited to this Section 16 or as to the determination of any rights or obligations or entitlements arising from or related to this Agreement or as to the calculation of any amounts payable under this Agreement, the parties shall refer the matter to their respective chief executive officers for resolution.

            (b) Should the chief executive officers of the respective parties fail to resolve the dispute within 20 days from such referral, the parties agree that such dispute will not be referred to any court but will be referred to binding arbitration, and the provisions of this Section 16 shall apply.

            (c) The arbitration shall be governed by the AAA Commercial Arbitration Rules or, in the case of Section 2 hereof, the AAA Construction Industry Arbitration Rules (in each case, the "Rules") as modified by this
Section 16 and by the United States Arbitration Act, 9 U.S.C. Section 1 et seq. (the "Arbitration Act"). Any conflict between the Rules and the Arbitration Act shall be decided in favor of the Rules. The party wishing to submit such matter to arbitration shall give written notice (the "Arbitration Notice") to the other party (the "Respondent") of its intention to arbitrate. The place of the arbitration shall be Boston, Massachusetts. The arbitration shall be conducted, and the final resolution of the dispute (the "Award") shall be rendered by one arbitrator (the "Arbitrator") to be mutually selected by the parties. If the parties cannot agree to a mutually acceptable Arbitrator within seven days of Respondent's receipt of the Arbitration Notice, the Arbitrator shall be selected in accordance with rule 13 of the Rules.

            (d) All hearings shall be held within 30 days following the appointment of the Arbitrator. At a time designated by the Arbitrator, each party shall simultaneously submit to the Arbitrator and exchange with each other its final proposed Award, and in rendering the final Award, the Arbitrator shall be limited to choosing the Award proposed by either of the parties without modification. The Arbitrator shall issue the final Award no later than 15 days from the completion of the hearings. The Award of the Arbitrator shall be final and binding. Judgment on any Award may be entered in any court having jurisdiction thereof.

            (e) To the extent that the parties pursue a judicial remedy in aid of arbitration, each party consents and submits to the non-exclusive jurisdiction of and venue in the federal courts located in Boston, Massachusetts (or, in case such a federal court does not have jurisdiction, the state courts located in Boston, Massachusetts). Each party consents to service of the notice of arbitration, and any other paper in the arbitration, by registered mail or personal delivery at its address specified in Section 17(b) hereof. Nothing in this subsection (e) shall limit the jurisdiction of other courts for purposes of enforcement of a final arbitral Award.

            (f)   The fact that any party has invoked the provisions of this
Section 16 shall be considered to be confidential information under Section 17(d) of this Agreement and shall not relieve either party of any obligations it may otherwise have to continue performance in accordance with the provisions of this Agreement.

            (g) This agreement to arbitrate a dispute in accordance with this Section 16 and any Award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each of the parties hereto.

      17.   Miscellaneous.

            (a) Assignment. This Agreement and the rights and obligations of the parties hereto may not be assigned by any of the parties hereto without the prior written consent of the other party which may be withheld by such party in its sole discretion. This Section 17(a) shall not be interpreted to prohibit the use of Subcontractors by either party to fulfill its construction, maintenance or repair obligations hereunder. Notwithstanding the foregoing, either party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assigning party will continue to be responsible for its liabilities and obligations hereunder.

            (b) Notices. All notices, requests and other communications hereunder (herein collectively a "notice" or "notices") shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage pre-paid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation) to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 17(b).

      If to Carrier:            RCN-BecoCom, LLC
                                    419 Boylston Street
                                    Boston, Massachusetts 02199
                                    Fax: (617) 267-3499
                                    Attention:  General Manager

            and                     C-TEC Corporation
                                    105 Carnegie Center
                                    Princeton, New Jersey  08540
                                    Fax: (609) 734-0974 and (609) 734-3830
                                    Attention:  Michael A. Adams and
                                                Raymond B. Ostroski, Esq.

            with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, New York 10022
                                    Fax:  (212) 735-2000
                                    Attention:  Stephen M Banker, Esq.

      If to BecoCom:                BecoCom, Inc.
                                    c/o Boston Edison Company
                                    800 Boylston Street
                                    Boston, Massachusetts  02199
                                    Fax: (617) 424-2733
                                    Attention: Richard S. Hahn, Vice President
                                               Neven Rabadjija, Esq., Assistant
                                                 General Counsel

            with a copy to:     Davis, Malm & D'Agostine, P.C.
                                    One Boston Place
                                    Boston, Massachusetts 02108
                                    Fax:  (617) 227-3732
                                    Attention:  Andrew B. White, Esq.

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt or (ii) three business days after such notice, request or other communication is sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery, the business day next following the day of such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied (with confirmation received).

            (c) Governing Law. The rights and obligations of the parties hereto shall be construed and interpreted in accordance with the substantive law of the Commonwealth of Massachusetts without giving effect to its principles for choice of law.

            (d) Confidentiality. Design criteria, Plans and other information obtained by BecoCom from Carrier and working drawings and specifications prepared by BecoCom shall be held in confidence by BecoCom, and shall not be used by BecoCom for any purposes other than for the performance of the Work, the operation of BECO's electric transmission and distribution business or as authorized in writing by Carrier to BecoCom or its Affiliates. Documents prepared by or on behalf of either party with respect to the New Facilities shall be or, upon preparation, become the joint property of Carrier and BecoCom. Each of Carrier and BecoCom shall keep confidential, and shall not disseminate to any third party (other than their respective Affiliates) or use for any other purpose (except with the written authorization of the other party), all information relating to the System Records, and any information received from the other party that is confidential or proprietary unless legally compelled (by deposition, inquiry, request for documents, subpoena, civil investigative demand or similar process, or by order of a court, regulatory authority or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement). Each party shall promptly notify the other of any such requirement or dissemination prior to such event.

            (e) No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or other relationship that may invoke fiduciary obligations between the parties hereto.

            (f) Compliance With Laws. At all times during the term of this Agreement, the parties shall comply in all material respects with all laws, rules, regulations, and codes of all governmental authorities having jurisdiction over each of their respective businesses which are now applicable, or may be applicable hereafter, including without limitation, all special laws, policies, ordinances, or regulations now in force, as amended or hereafter enacted. Nothing herein shall be deemed a waiver of the parties' right to challenge the validity of any such law, rule or regulation.

            (g) Time is of the Essence. Time is of the essence in the performance of the obligations set forth herein by the parties. Each party acknowledges and agrees that providing the use of the Network, as set forth herein, is vital to the Business in the Relevant Market. Therefore, subject to the provisions of paragraph (h) below, and taking into account the requirements regarding safety and reliability of the electric transmission and distribution system of BecoCom and its Affiliates, any consent, authorization or approval that must be obtained by a party, or any construction, maintenance or other obligation shall be given or performed within the time specified, or if no time for performance is specified, shall be given or performed promptly, with no unreasonable delay or condition. Any extension of the time requested by either of the parties hereto to meet any of the obligations of the parties pursuant to this Agreement shall not be unreasonably withheld by the other party, provided that such extension will not have a material adverse effect on the Business. No party shall be deemed in violation of this paragraph (g) to the extent that such failure to comply is caused by a default of the other party.

            (h) Force Majeure. If by reason of Force Majeure either party is unable in whole or in part to carry out its obligations hereunder (other than the payment of money), said party shall not be deemed in violation or default during the continuance of such inability.

            (i) Fees and Expenses. Except as otherwise provided herein, each of BecoCom and Carrier shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby.

            (j) Specific Performance. Each party hereby acknowledges and agrees that there would be no adequate remedy at law for the other party's breach, threatened breach or default of its covenants, agreements or undertakings in this Agreement. As a result, and in addition to and without prejudice to or waiver in whole or in part of each party's other remedies under this Agreement and at law and in equity, each party shall have the right to equitable relief and to specifically enforce its rights and the other party's obligations as set forth in this Agreement and the breach or threatened breach of such obligations may be enjoined by each without bond, and accordingly each party consents and submits to the nonexclusive jurisdiction of and venue in the federal courts located in Boston, Massachusetts (or in case such a federal court does not have jurisdiction, the state courts located in Boston, Massachusetts) in aid of arbitration pursuant to Section 16 hereof.

            (k) Condemnation. In the event and to the extent of any condemnation or other taking by eminent domain of all or any part of the BecoCom Facilities (other than existing Equipment Sites), or any property or rights relating thereto, then the proceeds thereof shall by apportioned fairly between BecoCom and Carrier as their interests may warrant.

            (l) Captions. The captions to sections throughout this Agreement are intended solely to facilitate reading and reference to the sections and provisions of this Agreement. Such captions shall not affect the meaning or interpretation of this Agreement.

            (m) Entire Agreement. This Agreement sets forth the entire agreement of the parties, and takes precedence over all prior understandings, with respect to the subject matter herein. This Agreement may not be amended except by a writing signed by the parties.

            (n) Binding Effect. Subject to the provisions of Section 17(a) of this Agreement, this Agreement is binding on and inures to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

            (o) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof. If any provision of this Agreement is held to be invalid, such provision shall not be severed from this Agreement; instead, the scope of the rights and duties created thereby shall be reduced by the smallest extent necessary to conform such provision to the applicable law, preserving to the greatest extent the intent of the parties to create such rights and duties as set out herein. If necessary to preserve the intent of the parties hereto, the parties shall negotiate in good faith to amend this Agreement, adopting a substitute provision for the one deemed invalid or unenforceable that is legally binding and enforceable.

            (p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute, deliver and file or record any additional documents and instruments and perform any additional acts that may be necessary or appropriate to evidence or safeguard the rights herein granted and to effectuate and perform the provisions of this Agreement and such transactions and the intention of the parties hereto. Each party agrees to reimburse the other party for its actual out of pocket expenses incurred in connection therewith.

            (q) Waiver of Subrogation. Carrier and BecoCom shall each cause all policies of fire, extended coverage, and other physical damage insurance covering the Network to contain a clause or endorsement denying the insurer any rights of subrogation against the other party provided, that no additional premium is payable as a result of such request unless the party requesting such waiver agrees to pay such additional premium. Notwithstanding any provisions of this Agreement to the contrary, Carrier and BecoCom respectively waive all claims and rights to recover against the other for injury or loss due to hazards covered by insurance, so long as waiver does not invalidate such insurance.

            (r) Changes in Law. If and to the extent that, during the Term, any laws or regulations shall change which govern any transaction contemplated herein or either party's business operations so as to make either unlawful, then Carrier and BecoCom hereby agree to effect such modifications to this Agreement as shall be reasonably necessary for the Agreement to accommodate any such legal or regulatory changes.

            (s) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            (t) Interpretation. In the event of any dispute concerning the construction or interpretation of this Agreement or any ambiguity hereof, there shall be no presumption that this Agreement or any provision hereof be construed against the party who drafted this Agreement.

            (u) Independent Contractor. Nothing in this Agreement shall be construed or interpreted to make either party, any Subcontractor, or the employees or agents of either party, to be the agent, representative or employee of the other party or the Right-of-Way Owners. Each party shall at all times be an independent contractor and shall have sole responsibility for and control over the details and means for performance of its obligations hereunder, so long as such party is in compliance with the terms of this Agreement.

            (v) No Other Business. BecoCom shall not engage in any substantial business other than pursuant to this Agreement and the other Basic Agreements.

            (w) No Third Party Beneficiaries. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be or be deemed a third-party beneficiary of this Agreement.

            (x) BECO's Core Business. Notwithstanding anything to the contrary set forth herein, nothing herein shall obligate BecoCom or its Affiliates to take any action, or refrain from taking any action, which would, in BecoCom's reasonable opinion, adversely affect the operation of BECO's electric transmission and distribution business.

            (y) Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, NEITHER BECOCOM NOR CARRIER SHALL BE LIABLE TO THE OTHER FOR OR IN RESPECT OF ANY CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES BASED UPON BUSINESS INTERRUPTION OR LOSS OF EXPECTED OR ANTICIPATED BUSINESS PROFITS, WHICH MAY ARISE OUT OF OR RESULT FROM ANY BREACH OF BECOCOM'S OR CARRIER'S OBLIGATIONS UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT MITIGATE THE LIABILITY OF ANY PARTY WITH RESPECT TO SUCH PARTY'S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT.

      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an instrument under seal as of the date first set forth above.

                        BECOCOM, INC.
                        a Massachusetts corporation

                        By:
                            ------------------------

                        Name:
                              ----------------------

                        Title:
                               ---------------------

                        RCN-BECOCOM, LLC,
                        a Massachusetts limited liability company

                        By:
                            ------------------------

                        Name:
                              ----------------------

                        Title:
                               ---------------------


STATE OF NEW YORK

COUNTY OF NEW YORK


      On this 17th day of June, 1997, before me, a notary public in and for said county and state, personally came ___________________________________,
__________________________________ of BecoCom, Inc., a Massachusetts
corporation, known to be the identical person who signed the foregoing Agreement and acknowledged the execution thereof to be his voluntary act and deed and the voluntary act and deed of said corporation.

      WITNESS, my hand and notarial seal at 919 Third Avenue, New York, New York 10022, in said county and state, the day and year last above written.


[SEAL]

                                    -----------------------------------
                                    NOTARY PUBLIC

My Commission Expires:


---------------------------------



STATE OF NEW YORK

COUNTY OF NEW YORK

      On this 17th day of June, 1997, before me, a notary public in and for said county and state, personally came ___________________________________,
__________________________________ of RCN-BecoCom, LLC, a Massachusetts
limited liability company, known to be the identical person who signed the foregoing Agreement and acknowledged the execution thereof to be his voluntary act and deed and the voluntary act and deed of said company.

      WITNESS, my hand and notarial seal at 919 Third Avenue, New York, New York 10022 in said county and state, the day and year last above written.



[SEAL]

                                    -----------------------------------
                                    NOTARY PUBLIC

My Commission Expires:


---------------------------------


                                Exhibit A-1
                                -----------

                        EXISTING BECOCOM FACILITIES

      The following is a description of the Existing BecoCom Facilities and associated properties and rights-of-way. BecoCom will provide to the Company the ability to use all of the Existing BecoCom Facilities except for any BECO Dedicated Fibers. BecoCom is providing only those routes where fiber capacity is available, or where there is commercial potential. The form of this contribution will be an Indefeasible Right to Use. The Fibers being provided to the Company include the upgrade to be constructed by BECO in 1997.

Summary by Construction Type

Type                            ROW miles        Available
                                                Fiber-miles

OPGW                                 84.5            3,654
OH Distrib. ADSS                      3.0               36
UG ADSS                              38.5            3,282

total                               126.0            6,972

Summary by Geography

Type                            ROW miles        Available
                                                Fiber-miles

very dense urban                     29.0            2,484
dense urban                           9.5              798
suburban                             84.5            3,654
distribution                          3.0               36

total                               126.0            6,972


The BecoCom Contributed Assets shall also consist of the right to locate Carrier Facilities on 150 square feet of each of the following sites:
Prudential Center (subject to the termination or expiration of the lease at such site); Station 150 (Edgar); Station 470 (Canton); Station 447 (West Walpole); Station 446 (West Medway); Station 240 (Framingham); Station 148 (Needham); Station 496 (Hyde Park); Station 282 (Waltham); Station 320 (Lexington); Station 391 (Burlington); Station 250 (Mystic & Head House @ Ryan's Plygrd); Station 80 (Mass Ave.); Station 478 (Holbrook); Station 146 (Walpole); Station 65 (Medway); Station 274 (Sherborn); Station 433 (Speen Street); Station 110 (Baker Street); Station 342 (Sudbury); Station 450 (Trapelo Road); Station 533 (Hartwell Ave.); Station 211 (Woburn); and Station 514 (Boston).

                                Exhibit A-2
                                -----------

                      INTERIM CONSTRUCTED FACILITIES

                             [To be provided]



                                 Exhibit B
                                 ---------

                              RELEVANT MARKET

Areas Included in Relevant Market
---------------------------------

      The following cities, towns or local municipalities (See Attached Map).

      Acton                         Lexington               Walpole
      Arlington                        Lincoln                 Waltham
      Ashland                          Maynard                 Watertown
      Bedford                          Medfield                Wayland
      Bellingham                       Medway                  Weston
      Boston                        Millis                  Westwood
      Brookline                        Milton                  Winchester
      Burlington                       Natick                  Woburn
      Canton                        Needham
      Carlisle                         Newton
      Chelsea                          Norfolk
      Dedham                           Sharon
      Dover                            Sherborn
      Framingham                       Somerville
      Holliston                        Stoneham
      Hopkinton                        Sudbury


Note: Boston shall be defined to include Allston, Brighton, Charleston, Dorchester, East Boston, Hyde Park, Jamaica Plain, Mattapan, Roslindale, South Boston and West Roxbury.


Note: The parties, by mutual agreement, may expand the Relevant Market to include the municipalities of Cambridge, Belmont, Concord, Wellesley, Norwood, Braintree, Quincy and Weymouth.


                                Exhibit C-1
                                -----------

                   PAYMENT FOR USE OF BECOCOM FACILITIES


      Carrier shall pay to BecoCom, each quarter during the Term, the following amounts:

      1.  A Right-of-Way (ROW) use fee calculated as follows:

          a.    Distribution Poles:

                o    $10.37 per attachment per year.
                o rate subject to change per the then applicable Aerial License Agreement.

          b.    Overhead Transmission ROWs:

                o $0.58 per ROW foot per year through 12/31/98, escalating at 2% per year thereafter.
                o    10 year minimum term.
                o no rate changes for duration of minimum term. Thereafter, rates shall be recalculated with the same methodology in which the initial rates were calculated, subject to any applicable change in law or regulation.

          c.    Underground Conduits:

                o $0.86 per conduit foot per year through 12/31/98, escalating at 2% per year thereafter.
                o applicable to BECO conduits not constructed at the request and expense of Carrier.
                o    10 year minimum term.
                o no rate changes for duration of minimum term. Thereafter, rates shall be recalculated with the same methodology in which the initial rates were calculated, subject to any applicable change in law or regulation.

      2. The amount of all property taxes directly attributable to the Facilities described in Sections 10(a) and 10(c).

      3. Any other fees, charges, costs or expenses directly related to the BecoCom Facilities.

      4. Reasonable charges for general and administrative costs incurred by BecoCom with respect to the BecoCom Facilities.

            BecoCom and its Affiliates shall use their best efforts to minimize the amounts provided for in clauses (3) and (4) above.


                                Exhibit C-2
                                -----------

                   PAYMENT FOR OPERATION AND MAINTENANCE

      1.    (a)   For so long as BecoCom or one of its Affiliates is a member of Carrier or a stockholder of Carrier or its Affiliates (or, if longer, 3 years after the Effective Date), Carrier shall pay to BecoCom the actual cost of operating and maintaining the Facilities described in Section 10(c) (all of which shall be documented and reasonably efficient and justified); and

            (b) After the later of (A) the 3rd anniversary of the Effective Date and (B) the date on which one of BecoCom or its Affiliates is no longer a member of Carrier or a stockholder of Carrier or its Affiliates, Carrier shall pay to BecoCom the actual cost of operating and maintaining the Facilities described in Section 10(c) plus 25% of such actual cost.

      2. The charge for operations and maintenance shall be proportionately reduced to reflect the use thereof by parties other than Carrier (including BecoCom and its Affiliates).


                                 Exhibit D
                                 ---------

                     COMPENSATION FOR CONSTRUCTION OF
                    NEW BECOCOM CONSTRUCTED FACILITIES

      For each Project, Carrier shall pay to BecoCom (a) a one-time, lump-sum payment for Cost of Construction as follows:

      Upon the initiation of Work on each Project, there shall be established a Cost of Construction for such Project. The Cost of Construction shall equal the actual cost of the Work as set forth in the Scope of Work, provided that if, at any time any Project commences after July 1, 1998, Carrier has committed to fewer than 10,000 miles to be subject to this Agreement (including such Project and Existing BecoCom Facilities), the Cost of Construction for such Project shall be multiplied by a factor determined as follows:

      Miles Subject to this Agreement           Multiplier
      -------------------------------           ----------

               8,500 to 10,000                     1.25
               6,500 to 8,499                      1.50
               4,500 to 6,499                      2.00
               2,500 to 4,499                      2.50
               500 to 2,499                        3.00
               below 500                           4.00.

The Cost of Construction shall include any costs incurred beyond the Scope of Work with the consent of Carrier. The amount determined pursuant to this Exhibit D will be proportionately reduced if BecoCom or its Affiliates construct, in connection with the Project, any Facilities for use by any party other than Carrier.



                                 Exhibit E
                                 ---------

                           EXISTING OBLIGATIONS


      1. Agreement between BECO and Teleport Communications Group ("TCG"), dated 11/29/95.

      2.    Agreement between BECO and TCG, dated 4/30/96.

      3.    Agreement between BECO and TCG, dated 8/21/96.

      4.    Agreement between BECO and TCG, dated 9/1/96.

      5.    Agreement between BECO and Metropolitan Fiber System, dated
            11/30/93.